UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 13, 2005

GENERAL MOTORS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	1-143	38-0572515

(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan		48265-3000

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (313) 556-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On Thursday, January 13, 2005 General Motors Corporation issued forward looking information relating to their financial objectives for 2005. The press release is as follows and the presentations are attached as Exhibit 99.1.

GM Outlines 2005 Business Objectives

2005 earnings per share target is $4.00- $5.00
Solid GMAC earnings expected to be sustained
Rising health-care costs remain a challenge

DETROIT — General Motors Corp. (NYSE: GM) is maintaining its intense drive to grow global revenue, increase earnings, and generate cash, GM Chairman and Chief Executive Officer Rick Wagoner said today at a meeting with securities analysts.

“We’re following a roadmap that we believe will deliver strong results,” Wagoner said. “Continuing to introduce great cars and trucks is key to our success as we leverage our global presence to grow the business,” Wagoner said. “We’ve made strong and consistent progress during the past decade streamlining our operations, improving manufacturing productivity and quality, improving our product-development process, and expanding our global footprint. We plan to leverage these advantages going forward.”

GM said it expects 2004 earnings to be in line with its original target and previous guidance of $6.00 to $6.50 per share, excluding special items. Fourth-quarter-2004 reported results will include several special items, one of which is a write-off of GM’s remaining $220 million investment in Fiat Auto Holdings, B.V. The net result of all special items will result in a slightly favorable effect on reported earnings.

Details of GM’s 2004 financial performance will be disclosed when the corporation reports its 2004 financial results on January 19.

“We will achieve our 2004-earnings objectives despite a tough competitive environment,” GM Vice Chairman and Chief Financial Officer John Devine said. Results in 2004 reflected strong performance from financial services, market-share gains in three out of four automotive regions, record automotive profitability in the Asia Pacific region, and a return to profitability in the Latin American/Africa/Mid-East region.

Devine said the company has set a 2005-earnings target of approximately $4.00 to $5.00 per share, excluding any special items and at current dilution levels. GM expects to generate $2 billion in operating cash flow, and spend approximately $8 billion on capital expenditures in 2005.

Attaining annual earnings of $10 per share remains GM’s goal. Devine said that target could be achieved as early as 2007 as a result of a strengthening product portfolio in North America, improved performance in Europe, and an expected strengthening of the market in China.

GM’s financial-services subsidiary, General Motors Acceptance Corp. (GMAC), will continue to be a significant contributor to GM’s financial performance in 2005, following another record year of earnings in 2004. GMAC is expected to generate net income of at least $2.5 billion in 2005, likely down from record profits in 2004 as a result of higher interest rates.

GMAC, which in recent years has transformed itself from what was predominantly an auto-finance unit into a highly diversified financial-services company, is focused on producing strong sustainable earnings. GMAC is expected to remit a dividend in excess of $2 billion to General Motors this year.

The 2005-net-income target for GM North America (GMNA) is $500 million, including an expected $1.0 billion increase in U.S. health-care expenses. GMNA plans to build upon the sales momentum generated during the second half of 2004 with a strengthened product portfolio, including newly launched high-volume vehicles.

The ongoing restructuring at GM Europe (GME) is expected to result in reduced financial losses. In 2005, losses for GME are expected to be approximately $500 million, excluding restructuring charges. GME continues to focus on revitalizing its brands and pursuing growth, while lowering structural costs and reducing employment levels, as it drives toward a return to profitability.

GM Asia Pacific (GMAP) continues to build on the success of its operations in China, the expansion of GM Daewoo Auto & Technology Company (GMDAT) in Korea, and continued profitable performance from GM’s operations in Australia, Thailand and India. GM is well-positioned in key markets in this high-growth region. Net income in 2005 is expected to be approximately $600 million.

GM Latin America/Africa/Mid-East (GMLAAM) is expected to report net income of approximately $100 million, as all operating units in the region are expected to be profitable. Strong growth momentum should continue in spite of political and economic uncertainties.

The company expects its sustainable tax rate in 2005 to be approximately 15 percent, compared with approximately 21 percent in 2004.

More information on GM and its products, including the charts presented to securities analysts at today’s meeting, can be found on the company’s corporate web site at www.gm.com.

In this press release and related comments by General Motors management, our use of the words “expect,” “anticipate,” “estimate,” “project,” “forecast,” “outlook,” “target,” “objective,” “plan,” “goal,” “pursue,” “on track,” and similar expressions is intended to identify forward-looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM’s most recent report on SEC Form 10-K (at page II-20) which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions; currency-exchange rates or political stability; shortages of fuel, labor strikes or work stoppages; market acceptance of the corporation’s new products; significant changes in the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management.

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Note to editors:
General Motors will provide access to its presentations to the Automotive Analysts of New York today, Jan. 13, 2005, via telephone and web cast from approximately 4:00 p.m. to 6:15 p.m. Eastern Standard Time (EST).

In addition to the web cast, audio access to the presentations will be available through a live conference call (listen only mode). To access the conference call, dial 800-430-4409 (212-676-5400 for international access) approximately 10 minutes prior to the start time and ask to be connected to the General Motors conference call. Presentation materials will be made available at approximately 3:45 p.m. EST

A taped replay of the call will be made available from 7:30 p.m. EST on January 13 until 7:30 p.m. EST on January 14. To access the taped replay, dial 800-633-8284 (402-977-9140 for international access) and enter reservation number 21217154 to access the taped replay. The presentations will be available live via a hot link in GM Media Online at http://media.gm.com, or directly at http://investor.gm.com under the “Calendar/Events” section. Presentation materials will also be retained for a limited time under “Recent Events” in the “Calendar/Events” section.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description	Method of Filing
99.1	Presentations by: J. Devine, F. Henderson & E. Feldstein plus Summary	Attached as Exhibit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)
Date: January 14, 2005	By:	/s/ PETER R. BIBLE
(Peter R. Bible, Chief Accounting Officer)

INDEX TO EXHIBITS

Exhibit	Description
99.1	Presentations by: J. Devine, F. Henderson & E. Feldstein plus Summary